Exhibit 99.1

Grocery Outlet Holding Corp. Announces First Quarter Fiscal 2021 Financial Results
Emeryville, CA – May 11, 2021 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the first quarter of fiscal 2021 ended April 3, 2021.
Highlights for First Quarter Fiscal 2021 as compared to the First Quarter Fiscal 2020:
•Net sales decreased by 1.0% to $752.5 million.
•Comparable store sales decreased by 8.2% compared to a 17.4% increase in the same period last year.
•The Company opened 10 new stores and closed one store, ending the quarter with 389 stores in six states.
•Net income increased 49.4% to $18.9 million, or $0.19 per diluted share.
•Adjusted EBITDA(1) decreased 13.7% to $48.8 million.
•Adjusted net income(1) decreased 19.6% to $23.1 million, or $0.23 per non-GAAP diluted share.
Eric Lindberg, CEO of Grocery Outlet, stated, "We were pleased to have delivered on our expectations in the first quarter and I want to thank our employees and our independent operators for their fantastic work in serving our customers. We continue to provide extreme values and a treasure hunt shopping experience with friendly customer service delivered by local independent operators. This unique value proposition continues to resonate with our customers.
As our markets begin to reopen, we believe that we are well positioned for long-term growth due to our deep value orientation, strong customer and supplier relationships, and significant whitespace opportunity. We remain committed to our long-term algorithm of expanding our store base 10% each year while continually reinvesting in our business. We will continue to execute on our strategic initiatives that support consistent long-term growth and drive stockholder value."

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(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Beginning with the fourth quarter of fiscal 2020, we updated our definitions of our non-GAAP financial measures to simplify our presentation and enhance comparability between periods. The presentations for adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted diluted earnings per share for the first quarter of fiscal 2020 have been recast to reflect these changes. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release for additional information about these items.

Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $95.3 million at the end of the first quarter of fiscal 2021.
•Total debt was $449.7 million at the end of the first quarter of fiscal 2021, net of unamortized debt discounts and debt issuance costs.
•Net cash provided by operating activities during the first quarter of fiscal 2021 was $26.4 million.
•Capital expenditures for the first quarter of fiscal 2021, excluding the impact of tenant improvement allowances, were $36.6 million.
Outlook:
•The Company continues to expect to open between 36 and 38 stores in fiscal 2021 with one closure.
•Quarter-to-date comparable store sales for the second quarter of fiscal 2021 are in the negative low double digits.
•Capital expenditures, net of tenant improvement allowances, are estimated to be approximately $130.0 million for fiscal 2021.
•The Company will report 52 weeks of operating results in fiscal 2021 compared to 53 weeks in fiscal 2020.
Charles Bracher, Chief Financial Officer, commented, "The core drivers of our business remain strong across opportunistic supply, customer excitement, and the engagement of our independent operators. As we navigate the transitory impact of reopening and peak-COVID comparisons from 2020, we continue to anchor ourselves in absolute performance metrics which remain stable. While it remains difficult to forecast the near term environment, we remain bullish for the future and continue to expand our footprint and invest in the business to deliver on our long-term algorithm."

Conference Call Information:
A conference call to discuss the first quarter fiscal 2021 financial results is scheduled for today, May 11, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 844-512-2921. The pin number to access the telephone replay is 13718911. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.
Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization ("EBITDA") and other adjustments noted in the "Reconciliation of GAAP Net Income to Adjusted EBITDA" table below. Adjusted net income is defined as net income before the adjustments noted in table "Reconciliation of GAAP Net Income to Adjusted Net Income" below.
Adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. Adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Beginning with the fourth quarter of fiscal 2020, we updated our definitions of adjusted EBITDA and non-GAAP adjusted net income to simplify our presentation and enhance comparability between periods. We no longer exclude new store pre-opening expenses from our presentation of adjusted EBITDA and non-GAAP adjusted net income. We also updated our definition of non-GAAP adjusted net income to exclude the tax impact of options exercises and vesting of restricted stock units. Lastly, debt extinguishment and modification costs were reclassified to the other adjustments line item within the presentation of both adjusted EBITDA and non-GAAP adjusted net income. The presentations for adjusted EBITDA and non-GAAP adjusted net income for fiscal 2020 have been recast to reflect these changes. Reconciliations between the revised and previous definitions of adjusted EBITDA and non-GAAP adjusted net income for each quarter of fiscal years 2020 and 2019 were provided in our Form 8-K filed with the U.S. Securities and Exchange Commission on March 2, 2020.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company's outlook, prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to participate effectively or at all in the growing online retail marketplace; unexpected costs and negative effects if we incur losses not covered by our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; major health epidemics, such as the outbreak of COVID-19, and other outbreaks; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; material disruption to our information technology systems; risks associated with products we and our independent operators ("IOs") sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; our substantial indebtedness could affect our ability to operate our business, react to changes in the economy or industry or pay our debts and meet our obligations; our ability to generate cash flow to service our substantial debt obligations; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; failure to comply with requirements to design, implement and maintain effective internal controls; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K. Such risk factors may be updated from time to time in the Company's periodic filings with the SEC. The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 375 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.
INVESTOR RELATIONS CONTACT:
Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	April 3, 2021	March 28, 2020
Net sales	$752,466	$760,308
Cost of sales	520,539	523,282
Gross profit	231,927	237,026
Operating expenses:
Selling, general and administrative	188,598	186,931
Depreciation and amortization	15,543	12,945
Share-based compensation	3,939	20,277
Total operating expenses	208,080	220,153
Income from operations	23,847	16,873
Other expenses:
Interest expense, net	3,906	5,834
Debt extinguishment and modification costs	—	198
Total other expenses	3,906	6,032
Income before income taxes	19,941	10,841
Income tax expense (benefit)	1,049	(1,801)
Net income and comprehensive income	$18,892	$12,642
Basic earnings per share	$0.20	$0.14
Diluted earnings per share	$0.19	$0.13
Weighted average shares outstanding:
Basic	95,195	89,481
Diluted	99,570	94,869

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$95,292	$105,326
Independent operator receivables and current portion of independent operator notes, net of allowance	5,925	5,443
Other accounts receivable, net of allowance	2,645	5,950
Merchandise inventories	243,270	245,157
Prepaid expenses and other current assets	17,519	20,081
Total current assets	364,651	381,957
Independent operator notes, net of allowance	20,688	27,440
Property and equipment, net	458,313	433,652
Operating lease right-of-use assets	849,654	835,397
Intangible assets, net	47,765	48,226
Goodwill	747,943	747,943
Deferred income tax assets, net	2,500	3,529
Other assets	7,223	7,480
Total assets	$2,498,737	$2,485,624
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$109,841	$114,278
Accrued expenses	36,079	35,699
Accrued compensation	9,399	26,447
Current lease liabilities	35,382	48,675
Income and other taxes payable	6,353	7,547
Total current liabilities	197,054	232,646
Long-term debt, net	449,743	449,233
Long-term lease liabilities	903,854	881,438
Total liabilities	1,550,651	1,563,317
Stockholders' equity:
Voting common stock	96	95
Additional paid-in capital	793,933	787,047
Retained earnings	154,057	135,165
Total stockholders' equity	948,086	922,307
Total liabilities and stockholders' equity	$2,498,737	$2,485,624

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	13 Weeks Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$18,892	$12,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	14,221	11,788
Amortization of intangible and other assets	1,923	1,782
Amortization of debt issuance costs and debt discounts	628	502
Debt extinguishment and modification costs	—	198
Share-based compensation	3,939	20,277
Provision for accounts receivable	955	848
Deferred income taxes	1,029	(1,801)
Other	477	1,055
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	2,482	(3,219)
Merchandise inventories	1,887	31,073
Prepaid expenses and other current assets	2,562	847
Income and other taxes payable	(1,194)	722
Trade accounts payable, accrued compensation and other accrued expenses	(16,458)	(14,412)
Changes in operating lease assets and liabilities, net	(4,930)	5,518
Net cash provided by operating activities	26,413	67,820
Cash flows from investing activities:
Advances to independent operators	(2,659)	(1,485)
Repayments of advances from independent operators	1,188	1,136
Purchases of property and equipment	(36,570)	(28,173)
Proceeds from sales of assets	17	79
Intangible assets and licenses	(1,140)	(1,350)
Net cash used in investing activities	(39,164)	(29,793)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,953	6,033
Proceeds from revolving credit facility loan	—	90,000
Principal payments on term loans	—	(187)
Principal payments on other borrowings	(231)	(191)
Dividends paid	(5)	(147)
Debt issuance costs paid	—	(700)
Net cash provided by financing activities	2,717	94,808
Net increase (decrease) in cash and cash equivalents	(10,034)	132,835
Cash and cash equivalents at beginning of period	105,326	28,101
Cash and cash equivalents at end of period	$95,292	$160,936

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended
	April 3, 2021	March 28, 2020
Net income	$18,892	$12,642
Interest expense, net	3,906	5,834
Income tax expense (benefit)	1,049	(1,801)
Depreciation and amortization expenses (1)	16,144	13,570
EBITDA	39,991	30,245
Share-based compensation expenses (2)	3,939	20,277
Non-cash rent (3)	2,908	2,214
Asset impairment and gain or loss on disposition (4)	452	975
Provision for accounts receivable reserves (5)	955	848
Other (6)	592	2,062
Adjusted EBITDA	$48,837	$56,621

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	April 3, 2021	March 28, 2020
Net income	$18,892	$12,642
Share-based compensation expenses (2)	3,939	20,277
Non-cash rent (3)	2,908	2,214
Asset impairment and gain or loss on disposition (4)	452	975
Provision for accounts receivable reserves (5)	955	848
Other (6)	592	2,062
Amortization of purchase accounting assets and deferred financing costs (7)	2,943	2,936
Tax impact of option exercises and vesting of restricted stock units (8)	(4,256)	(4,994)
Tax effect of total adjustments (9)	(3,301)	(8,207)
Non-GAAP adjusted net income	$23,124	$28,753

GAAP earnings per share
Basic	$0.20	$0.14
Diluted	$0.19	$0.13
Non-GAAP adjusted earnings per share
Basic	$0.24	$0.32
Diluted	$0.23	$0.30
GAAP & Non-GAAP weighted average shares outstanding
Basic	95,195	89,481
Diluted	99,570	94,869

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(1)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income.
(2)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with recapitalizations that occurred in fiscal 2018 and 2016.
(3)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years.
(4)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(5)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(6)Represents other non-recurring, non-cash or non-operational items, such as transaction related costs, including costs related to employer payroll taxes associated with equity awards, personnel-related costs, store closing costs, legal expenses, secondary equity offerings, debt extinguishment and modification costs, and miscellaneous costs.
(7)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(8)Represents excess tax benefits related to stock option exercises and vesting of restricted stock units to be recorded in earnings as discrete items in the reporting period in which they occur.
(9)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.